ENGAGEMENT AGREEMENT

         THIS ENGAGEMENT AGREEMENT (the "AGREEMENT") is made and entered into as of December 10, 2007, by and among VIEWPOINT SECURITIES, LLC., a Delaware limited liability corporation (the "VIEWPOINT") and GOLD RUN INC., a Delaware corporation (together with its affiliates and subsidiaries, the "COMPANY").

                                    RECITALS

         WHEREAS, the Company desires to engage Viewpoint to act as its financial and capital markets advisor in connection with a possible Transaction (as defined below) involving the Company; and

         WHEREAS, Viewpoint desires to accept such engagement and to consult and advise the Company on corporate finance and investment banking related matters as part of an on-going relationship.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                          SCOPE AND TERM OF ENGAGEMENT

         1.1 SCOPE. On the terms and subject to the provisions of this Agreement the Company hereby retains Viewpoint as its exclusive advisor to provide corporate finance and investment banking related advice in connection with a possible Transaction involving the Company, including, but not limited to, identifying potential third party Transaction partners acceptable to the Company ("TRANSACTION CANDIDATES"), coordinating visits by and communication with such Transaction Candidates, performing financial analysis with respect to potential transactions, assisting the Company in structuring, planning and negotiating the terms of a potential Transaction and assisting the Company in structuring a financing and potentially placing equity and debt securities of the Company with accredited investors.

                  For the purposes of this Agreement, TRANSACTION means, whether effected directly by the Company (or any of the entities comprising the Company) or indirectly by or through any third party with which the Company may arrange to effect the Transaction or in one or more transaction or a series of transactions, any: (a) a transaction or series of transactions principally for bona fide capital raising purposes whereby cash is received by the Company in consideration for the issuance, conversion or cancellation of equity, debt or equity or debt linked securities by the Company (a "FINANCING"), (b) merger, consolidation, reorganization or other business combination pursuant to which the Company and a Transaction Candidate, and/or all or a significant portion of their respective businesses or operations are combined (collectively, a "MERGER"), (c) a transaction or series of transaction resulting in a sale, transfer or other disposition of all or a significant portion of the capital stock or assets of the Company by way of a tender or exchange offer, option, negotiated purchase, leveraged buyout, minority investment, recapitalization or otherwise (collectively, a "SALE"), and (d) strategic partnership, supply, distribution, licensing or promotion arrangement, commercial relationship, joint or collaborative venture, strategic alliance or similar transaction with one or more Transaction Candidates (collectively, a "PARTNERSHIP").

         1.2 TERM. Subject to Article 1.3 hereof, the Engagement shall continue in effect until December 31, 2010 and shall thereafter be automatically renewed for successive thirty (30) day periods unless and until terminated in writing by either the Company or Viewpoint. Notwithstanding the foregoing, the Agreement and the Engagement are terminable by either party upon thirty (30) days written notice.

         1.3 TERMINATION FOR CAUSE. Article 1.2 notwithstanding, Viewpoint shall have the right to terminate this Agreement immediately for Cause upon written notice to the Company.

                  For the purposes of this Agreement, CAUSE shall mean (a) any failure on the part of the Company to file, provide, produce or otherwise furnish any report, schedule, form, statement or other document required to be filed by it under any federal, state, local, municipal, foreign, international or multinational law, statute, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under any governmental, self-regulatory or quasi-governmental authority of any nature (b) any breach by the Company of its duties or obligations under Article
3.1 or Article 3.4, or (c) the occurrence, existence or discovery of any event, violation, inaccuracy, circumstance or other matter that could reasonably expected to have or result in a Material Adverse Effect on the Company.

                  For the purposes of this Agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a MATERIAL ADVERSE EFFECT on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other events, violations, inaccuracies, circumstances or other matters) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company as a whole or (b) the ability of the Company to consummate any Transaction, PROVIDED, HOWEVER, that a Material Adverse Effect shall not include (i) any change in general business or economic conditions in the United States that do not disproportionately impact the Company; (ii) any change or effect resulting from the announcement of a Transaction or (iii) any adverse effect resulting from any change in accounting requirements or principles as is required by law.

         1.4 NON-DISPARAGEMENT. In the event this Agreement is terminated for Cause pursuant to Article 1.3, the parties shall not make any negative or disparaging statement or communication about any other party, or their past and present directors, officers, employees, agents or representatives. Notwithstanding the foregoing, nothing in this Article shall prevent any party from making truthful statements when required by law or by order of a court or other body with apparent jurisdiction.

                                    ARTICLE 2

                            COMPENSATION FOR SERVICES

         2.1 RETAINER. The Company shall pay Viewpoint a non-refundable retainer in the amount of $25,000, payable upon execution of this Agreement.

         2.2 FEE PAYABLE IN CONNECTION WITH A PARTNERSHIP. If during the term of this Agreement or within three (3) years thereafter, the Company enters into a Transaction or series of Transactions resulting in a Partnership with any party or parties identified by Viewpoint during the term of this Agreement or with which a potential transaction was discussed during the term of this Agreement, the Company will pay Viewpoint a cash fee equal to three and one half percent (3.5%) of the Aggregate Partnership Value.

                  For the purposes of this Agreement, AGGREGATE PARTNERSHIP VALUE shall mean an amount equal to the aggregate value, as mutually agreed upon by the Company and Viewpoint in good faith, of the proceeds, assets and other consideration payable or to be contributed to such Partnership by all parties to such Partnership (which shall be deemed to include installment, escrowed or contingent amounts and other payments), including, without limitation, cash, notes, securities, intellectual property or other assets, licenses, distribution and service agreements and other property.

         2.3 FEE PAYABLE IN CONNECTION WITH A MERGER OR SALE. If during the term of this Agreement or within three (3) years thereafter, the Company enters into a Transaction or series of Transactions resulting in a Merger or Sale, the Company will pay Viewpoint a cash fee equal to three and one half percent (3.5%) of the Aggregate Merger or Sale Consideration received by the Company in connection with such Merger or Sale.

                  For the purposes of this Agreement, AGGREGATE MERGER OR SALE CONSIDERATION shall mean an amount equal to (a) the total proceeds received by the Company or its security holders (including amounts paid to the holders of options, warrants and convertible securities), PLUS (b) the principal amount of all indebtedness for borrowed money (including, without limitation, any lending lease obligations) assumed by the acquiring party in connection with the Transaction, if any, PLUS (c) cash payments paid or payable in consideration for personal service agreements and agreements or covenants not to compete entered into by any party in connection with Transaction, if any, PLUS (d) in the case of a Sale involving the transfer or spin-out of less than all the Company's assets, the net present value of current assets retained by the Company, if any, PLUS (e) cash dividends paid to the Company's shareholders in connection with the Transaction. Notwithstanding the foregoing:

                  (i) amounts paid into escrow will be included in the calculation of Aggregate Merger or Sale Consideration and the fee on such amounts will be payable to Viewpoint upon establishment of such escrow; and

                  (ii) amounts payable in the future upon the occurrence of some future event ("CONTINGENT PAYMENTS") will be included in the calculation of Aggregate Merger or Sale Consideration and the fee on such Contingent Payments will be calculated and paid to Viewpoint if and when such Contingent Payments are made; and

                  (iii) in the event of a Transaction pursuant to which less than 100% of the Company's outstanding equity securities are acquired, all outstanding equity securities of the Company will be deemed acquired for the purposes of calculating Aggregate Merger or Sale Consideration hereunder.

         2.4 FEE PAYABLE IN CONNECTION WITH A FINANCING.

                  (a) Equity Financing. If the Company consummates a Transaction or series of Transactions principally for bona fide capital raising purposes whereby cash is received by the Company in consideration for the issuance, conversion or cancellation of equity or equity linked securities (an "EQUITY FINANCING") on or before the date that is two (2) years after the termination of this Agreement with any investor identified by Viewpoint during the term of this Agreement or with whom a potential transaction was discussed during the term of this Agreement, the Company will:

                  (i) pay Viewpoint a cash fee equal to 10 percent (10%) of the gross proceeds raised received by the Company in such Equity Financing; and

                  (ii) issue Viewpoint warrants to purchase shares of common stock of the Company (the "WARRANTS") equal to ten percent (10%) of the equity or equity linked securities sold in such Equity Financing, PROVIDED, THAT, the Warrants will be identical in all material respects to other warrants sold in such Equity Financing, if any, including exercise price, maturity date, registration rights and anti-dilution protections, and PROVIDED FURTHER, that in the event no other warrants are sold in the Equity Financing, the Warrant will have an exercise price equal to the price per share of the equity or equity linked securities sold in the Equity Financing and a maturity date equal to the date which is two (2) years after the date such Equity Financing is consummated.

                  (b) Debt Financing. If the Company consummates a Transaction or series of Transactions principally for bona fide capital raising purposes whereby cash is received by the Company in consideration for the issuance, conversion or cancellation of debt or debt linked securities (a "DEBT FINANCING") during the term of this Agreement or on or before the date that is two (2) years following the termination of this Agreement with any investor identified by Viewpoint during the term of this Agreement or with whom a potential transaction was discussed during the term of this Agreement, the Company will pay Viewpoint a cash fee equal to (a) five percent (5%) of the first $2,000,000 in gross proceeds raised by the Company in such Debt Financing, PLUS (b) four percent (4%) of the gross proceeds raised by the Company between $2,000,001 and $7,000,000, if any, PLUS (c) two percent (2%) of the gross proceeds raised by the Company in excess of $7,000,001, if any.

         2.5 PAYMENT IN THE FORM OF SECURITIES. If all or a portion of the proceeds paid or payable in connection with a Partnership, Merger or Asset sale are paid in the form of securities, the value of such securities for purposes of calculating Aggregate Partnership Value or Aggregate Merger or Sale Consideration shall be equal to the average of the last sales prices for such securities on the five trading days ending on the date that the Transaction is consummated. If such securities do not have an existing public trading market, the value of the securities shall be the mutually agreed upon fair market value on the day prior to the consummation of the Transaction.

         2.6 BREAK-UP FEES. If for any reason an agreed upon Transaction involving the Company is not thereafter consummated and the Company receives compensation pursuant to a break-up or inducement fee arrangement (a "BREAK-UP FEE"), Viewpoint will charge a "TERMINATION FEE" equal to thirty three percent (33%) of the Break-Up Fee. The Termination Fee is to be paid upon the Company's receipt of the Break-Up Fee.

         2.7 EXPENSES. The Company agrees to reimburse Viewpoint periodically, upon request, and upon consummation of the Transaction or Transactions contemplated hereby or upon termination of Viewpoint's services pursuant to this Agreement, for Viewpoint's reasonable expenses, including (i) any fees and expenses incurred by Viewpoint during the period leading up to execution of this Agreement and during the entire term hereof, which relate directly or indirectly to Viewpoint's review, investigation and analysis of the Company's operational, legal and financial condition, whether done by Viewpoint, its representatives or affiliates, (ii) the fees and disbursements of Viewpoint's attorneys, and (iii) any sales, use or similar taxes arising in connection with any matter referred to in this Agreement. Viewpoint shall notify the Company if the expenses to be reimbursed pursuant to the immediately preceding sentence exceed $25,000.

                                    ARTICLE 3

                        USE AND DISCLOSURE OF INFORMATION

         3.1 USE AND RELIANCE BY VIEWPOINT. The Company recognizes and confirms that Viewpoint in acting pursuant to this Engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company and that Viewpoint does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company agrees to furnish or cause to be furnished to Viewpoint all necessary or appropriate information for use in its Engagement and to furnish or cause to be furnished updated and current information to Viewpoint upon request, at any time, and without limitation of any kind as to the frequency with which such requests may be made. For the avoidance of doubt, the parties hereby agree and acknowledge that the information deemed necessary and appropriate under this Article 3.1 and therefore produceable to Viewpoint by the Company upon request, at any time and from time to time, shall include, but not be limited to audited and unaudited financial statements of any kind and from any period or interim period that relate in any way to any assets, liabilities, equity, debt, capital source or lending arrangement of the Company or its affiliates, regardless of the type, source or purpose thereof. The Company hereby warrants that any information relating to the Company or its affiliates or the Transaction that is furnished to Viewpoint by or on behalf of the Company will be true and correct in all material respects and not misleading by omission or otherwise and that every statement of opinion, intention or expectation therein by the Company will be honestly held. The Company further undertakes an affirmative obligation to immediately notify Viewpoint in the event any information made available by the Company pursuant to this Article 3.1 ceases to be true and correct in all material respects or becomes misleading in any way by omission or otherwise.

         3.2 DISCLOSURE OF INFORMATION BY VIEWPOINT. The Company acknowledges and agrees that Viewpoint is and has been engaged as a broker, dealer, underwriter, placement agent, finder, advisor, and deal maker, by and for other companies in the industry in which the Company is involved. Accordingly, the Company agrees that Viewpoint shall not be required to act exclusively for the Company and may now and, from time to time in the future, be engaged by other companies that compete with the Company. Viewpoint may, but shall not be required to bring opportunities to the Company's attention and shall have no duty to disclose or use for the Company's benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on Viewpoint's own account or otherwise) or other carrying on it's business.

         3.3 CONFIDENTIALITY. Any financial or other advice, descriptive memoranda or other documentation rendered by Viewpoint pursuant to this Agreement may not be disclosed publicly or to any third party in any manner without the prior written approval of Viewpoint, which approval shall not be unreasonably withheld. All non-public information given to Viewpoint by the Company will be considered as confidential information and shall be maintained as such by Viewpoint until the same becomes known to third parties or the public without release thereof by Viewpoint, at which point it shall become non-confidential information.

         3.4 BOARD OBSERVATION RIGHTS. For so long as this Agreement remains in effect, the Company shall invite a representative of Viewpoint (the "OBSERVER") to attend all meetings of the Company's Board of Directors (the "BOARD") thereof in a non-voting observer capacity and, in this respect, shall give such Observer copies of all notices, minutes, consents and other materials that it provides to all of its directors, PROVIDED THAT, such Observer may be excluded from access to any meeting or information or portion thereof if the Company reasonably believes, upon advice of counsel, that access to such meeting or information or portion thereof, as applicable, would adversely affect the attorney-client privilege between the Company and its counsel.

                                    ARTICLE 4
                                 INDEMNIFICATION

         4.1 INDEMNIFICATION. In the event that Viewpoint, its affiliates and their respective directors, officers, agents and employees and each other person controlling Viewpoint or its affiliates (each, an "INDEMNIFIED PARTY") becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including security holders of the Company, in connection with or as a result of either our engagement or any matter referred to in this letter (including, without limitation, in connection with the contents of any writing or oral affirmation made for or by any Indemnified Party in connection herewith), the Company periodically will reimburse Viewpoint for its legal and other expenses (including the cost of any investigation and preparation) as incurred in connection therewith; PROVIDED, HOWEVER, that if it is found in any such action, proceeding or investigation that any loss, claim, damage or liability of Viewpoint has resulted from the gross negligence or bad faith of Viewpoint in performing the services which are the subject of this letter, Viewpoint shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of Viewpoint which is the subject of such finding. The Company also will indemnify and hold each Indemnified Person harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either our engagement or any matter referred to in this letter), except to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of Viewpoint in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Viewpoint or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Viewpoint as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and Viewpoint on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and Viewpoint with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Viewpoint and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of Viewpoint and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Viewpoint, any such affiliate and any such person. The Company also agrees that neither Viewpoint nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either our engagement or any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of Viewpoint in performing the services that are the subject of this letter. Promptly after receipt by Viewpoint of notice of its involvement in any action, proceeding or investigation, Viewpoint shall, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of such involvement. Failure by Viewpoint to so notify the Company shall relieve the Company from the obligation to indemnify Viewpoint under this Agreement only to the extent that the Company suffers actual prejudice as a result of such failure, but shall not relieve the Company from its obligation to provide reimbursement and contribution to Viewpoint. If any Indemnified Person is entitled to indemnification under this Agreement with respect to any action or proceeding brought by a third party that is also brought against the Company, the Company shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Person, PROVIDED, that there are no actual or potential conflicting interests between the Company and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Company. Upon assumption by the Company of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, PROVIDED, HOWEVER, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, including Viewpoint, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding.

The Company shall not consent to the terms of any compromise or settlement of any action defended by the Company in accordance with the foregoing without the prior written consent of the Indemnified Person unless such compromise or settlement (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Agreement, the Company will notify Viewpoint in writing thereof (if not previously so notified) and, if requested by Viewpoint, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this paragraph, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to Viewpoint. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either our engagement or any matter referred to in this letter is hereby waived by the parties hereto.

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof.

         5.2 ARBITRATION.

                  (a) Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled pursuant to this Article
5.2 and by arbitration in accordance with commercial rules of the American Arbitration Association ("AAA"). Arbitration proceedings conducted pursuant to this Article 5.2 shall be held in the State of California, County of San Diego.

                  (b) Arbitrations shall be conducted by a single arbitrator (the "ARBITRATOR") selected at random from a list of arbitrators maintained in the office of AAA in State of California, County of San Diego. The Arbitrator must be a person experienced in corporate law or the law of commercial finance and must have served as an arbitrator in not less than three prior commercial arbitrations involving primarily questions of commercial or corporate law conducted under the AAA rules. The Arbitrator may not be a person who ever has been an affiliate of or attorney for any party or for any of their respective affiliates.

                  (c) The parties shall allow and participate in discovery in accordance with the United States Federal Rules of Civil Procedure for a period of 90 days after the filing of an answer or other responsive pleading. Unresolved discovery disputes may be brought to the attention of the Arbitrator for resolution.

                  (d) Any provisional remedy that would be available from a court of law shall be available from the Arbitrator to the parties pending arbitration. Any party may, without inconsistency with this Agreement, apply to any court of proper jurisdiction and seek injunctive relief to maintain the status quo until the arbitration award is rendered or the controversy is otherwise resolved.

                  (e) The Arbitrator's award shall be made in writing, but shall not make any findings of fact or conclusions of law. The Arbitrator shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement and the Merger Agreement. Judgment on any arbitration award may be entered by the Arbitrator or by any party in any court having jurisdiction thereof. No party or Arbitrator may disclose the existence, content, or results of any arbitration or arbitration award without the prior written consent of all parties involved in the arbitration except to the extent necessary to enter and enforce a judgment based upon such award.

                  (f) The award of the Arbitrator shall be final and not subject to appeal. Each party hereby waives the benefit of any applicable law that would permit it to appeal the decision of the Arbitrator to any court or other authority.

                  (g) All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.

         5.3 SURVIVAL. The provisions of this Agreement relating to compensation, information, indemnification and dispute resolution in Articles 2, 3 4 and 5 respectively, shall survive the completion of this Agreement or its termination pursuant to Articles 1.2 or 1.3 hereof.

         5.4 AGENCY. It is understood and agreed that Viewpoint will act under this Agreement as an independent contractor with duties solely to the Company and nothing in this Agreement or the nature of Viewpoint's services in connection with this Engagement or otherwise shall be deemed to create a fiduciary duty or fiduciary or agency relationship between Viewpoint and the Company or its stockholders, employees or creditors, and the Company agrees that it shall not make, and hereby waives, any claim based on an assertion of such fiduciary duty or relationship.

         5.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and Viewpoint and their respective successors and assigns and any successor or assign of any substantial portion of the Company's or Viewpoint's respective businesses and/or assets.

         5.6 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         5.7 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.8 AMENDMENT AND WAIVER. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing executed by both Viewpoint and the Company.

         5.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO VIEWPOINT:

                  VIEWPOINT SECURITIES, LLC
                  322 8th Street, Suite 105
                  Del Mar, CA  92014
                  Attn:  Seth Leyton or Paul Difrancesco
                  Fax:  858-440-2808

                  IF TO COMPANY:

                  GOLD RUN INC.
                  GOLD RUN INC.
                  330 Bay Street Suite 820
                  Toronto, Ontario M5H 2S8
                  CANADA ATTN:  John Pritchard Fax:
                  (416) 364-2292

         5.10 ATTORNEYS' FEES. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.11 THIRD PARTY BENEFICIARIES. It is agreed that Viewpoint has been retained to provide services to the Company, and not to any other person, and the Engagement is not intended to confer rights upon any person (including shareholders, employees or creditors of the Company) not a party hereto.

         5.12 TITLES AND SUBTITLES. The titles of the articles and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.14 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         5.15 Viewpoint and the Company hereby represent to the other that they have the legal authority and capacity to enter into this Agreement, perform the services, and pay and receive, fees and commissions, as the case may be, which are payable hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed the ENGAGEMENT AGREEMENT as of the date set forth in the first paragraph hereof.

VIEWPOINT SECURITIES:

                               VIEWPOINT SECURITIES, LLC

                               By:_________________________________
                               Name:  Seth Leyton
                               Title: Chief Executive Officer

                               By:_________________________________
                               Name:  Paul Difrancesco
                               Title: Managing Director, Investment Banking

COMPANY:                       GOLD RUN, INC.

                               By:_________________________________
                               Name:  John Pritchard Title:
                               Chief  Executive Officer